UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2015

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On August 12, 2015, Frontier Communications Corporation (“Frontier”) entered into a $1.5 billion senior secured delayed-draw term loan facility (the “Credit Agreement”). The term loan will be drawn in connection with the closing of Frontier’s acquisition of Verizon Communications Inc.’s wireline operations in California, Florida and Texas, expected at the end of March 2016. The final maturity date is the earlier of the fifth anniversary of the draw date and March 31, 2021. Repayment of the outstanding principal balance will be made in quarterly installments, initially in the amount of $18,750,000 per installment, commencing one full fiscal quarter after the draw date. The quarterly installments will increase to $37,500,000, beginning with the 13th quarterly installment. The remaining outstanding principal balance will be repaid on the final maturity date. Borrowings under the term loan will bear interest based on margins over the Base Rate (as defined in the Credit Agreement) or LIBOR, at the election of Frontier. Interest rate margins under the facility (ranging from 0.75% to 1.75% for Base Rate borrowings and 1.75% to 2.75% for LIBOR borrowings) are subject to adjustment based on Frontier’s Total Leverage Ratio (as defined in the Credit Agreement). Borrowings under the Credit Agreement will be secured by a pledge of the stock of Frontier North Inc., a wholly owned subsidiary.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants — including a restriction on Frontier’s ability to declare dividends if an event of default has occurred or will result therefrom, and a financial covenant that requires compliance with a leverage ratio — and customary events of default. Upon proper notice, Frontier may, in whole or in part, repay the term loan without premium or penalty, but subject to breakage fees on LIBOR loans, if applicable. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

A copy of Frontier’s press release, issued on August 13, 2015, announcing the entry into the Credit Agreement, is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Credit Agreement, dated as of August 12, 2015, among Frontier Communications Corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

99.1	Press Release of Frontier Communications Corporation released on August 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: August 13, 2015	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, General Counsel and Secretary